Exhibit B
          The name, position, present principal occupation, citizenship and business address of each director and executive officer of Siemens Venture Capital GmbH are set forth below.

Position with Siemens Venture
Name and Citizenship	Capital GmbH and Principal Occupation	Business Address

Dr. Ralf Schnell Federal Republic of Germany	Managing Director and CEO, Siemens Venture Capital GmbH President and CEO, Siemens Venture Capital, Inc.	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Thomas Kolbinger Federal Republic of Germany	Managing Director and CFO, Siemens Venture Capital GmbH	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

          The name, position, present principal occupation, citizenship and business address of each director and executive officer of Siemens Beteiligungen Inland GmbH are set forth below.

Position with Siemens Beteiligungen
Name and Citizenship	Inland GmbH and Principal Occupation	Business Address

Christian Homering Federal Republic of Germany	Managing Director, Siemens Beteiligungen Inland GmbH and Head of Tax Planning & Politics, Siemens AG	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Otmar N. Schmitt Federal Republic of Germany	Managing Director, Siemens Beteiligungen Inland GmbH and Senior Vice President Corporate Finance and Controlling, Siemens AG	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

     The name, position and citizenship of each director and executive officer of Siemens AG are set forth below.
SIEMENS AKTIENGESELLSCHAFT MANAGING BOARD

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address

Peter Löscher Austria	President and CEO	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Joe Kaeser Federal Republic of Germany	Executive Vice-President and CFO	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany
Wolfgang Dehen Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Heinrich Hiesinger Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Jim Reid-Anderson United Kingdom and USA	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Hermann Requardt Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Siegfried Russwurm Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Peter Y. Solmssen USA	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

SIEMENS AKTIENGESELLSCHAFT SUPERVISORY BOARD

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address

Dr. Gerhard Cromme Federal Republic of Germany	Chairman of the Supervisory Boards of Siemens AG and ThyssenKrupp AG	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Ralf Heckmann Federal Republic of Germany	First Deputy Chairman of the Supervisory Board, Siemens AG Chairman of the Central Works Council of Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Josef Ackermann Switzerland	Second Deputy Chairman of the Supervisory Board, Siemens AG Chairman of the Board of Managing Directors of Deutsche Bank AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Lothar Adler Federal Republic of Germany	Deputy Chairman of the Central Works Council of Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Jean-Louis Beffa France	Chairman of the Board of Directors of Compagnie de Saint-Gobain S.A.	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Gerd von Brandenstein Federal Republic of Germany	Diplom-Volkswirt (economist)	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Michael Diekmann Federal Republic of Germany	Chairman of the Board of Management of Allianz SE	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address

Dr. Hans Michael Gaul Federal Republic of Germany	Supervisory Board member	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Peter Gruss Federal Republic of Germany	President of the Max Planck Society for the Advancement of Science e.V.	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Bettina Haller Federal Republic of Germany	Member of the Central Works Council of Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Heinz Hawreliuk Federal Republic of Germany	Member of IG Metall	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Berthold Huber Federal Republic of Germany	First Chairman, IG Metall	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Nicola Leibinger-Kammüller Federal Republic of Germany and USA	President and Chairwoman of the Managing Board of TRUMPF GmbH + Co. KG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Harald Kern Federal Republic of Germany	Member of the Central Works Council of Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address

Werner Mönius Federal Republic of Germany	Chairman of the Siemens Europe Committee	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Håkan Samuelsson Sweden	Chairman of the Executive Board of MAN AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dieter Scheitor Federal Republic of Germany	Member of IG Metall	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Rainer Sieg Federal Republic of Germany	Chairman of the Central Committee of Spokesmen of Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Birgit Steinborn Federal Republic of Germany	Member of the Central Works Council of Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Lord Iain Vallance of Tummel United Kingdom	Chairman, Amsphere Ltd.	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany